                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 5, 1999, except for paragraphs 3 and 4 of Note 8, as to which the date is October 8, 1999, with respect to the financial statements of AdRelevance, Inc. included in the Registration Statement (Form S-4) and related joint proxy statement/prospectus of Media Metrix, Inc. for the registration of 19,046,596 shares of its common stock.


                                                       /s/Ernst & Young LLP
                                                       --------------------
                                                          Ernst & Young LLP

Seattle, Washington
July 26, 2000